Exhibit 10.2

OMNIBUS AMENDMENT, RELEASE AND WAIVER TO WARRANTS TO PURCHASE COMMON STOCK

This Omnibus Amendment, Release and Waiver to Warrants to Purchase Common Stock (this “Amendment”), dated as of October 14, 2025 (the “Effective Date”) is made by and among PBM Capital Group, LLC (“PBM”) and the undersigned holders of Warrants (as defined below) (the “Holders”) and Candel Therapeutics, Inc. (f/k/a Advantagene, Inc.) (the “Company”).

WHEREAS, pursuant to that certain Series B Preferred Stock Purchase agreement dated November 13, 2018 by and between the Company and PBM ADV Holdings, LLC (the “Purchase Agreement”), the Company issued to PBM ADV Holdings, LLC two Warrants to Purchase Common Stock, certificate nos. CSW-115 (the “Unconditional Warrant”) and CSW-116 (the “Conditional Warrant”), dated November 13, 2018 (collectively, the “Original Warrants”) pursuant to which PBM ADV Holdings, LLC was granted the right to purchase up to 9,026,618 shares of the Common Stock of the Company at a price per share of $2.7696 under each Original Warrant;

WHEREAS, the Original Warrants were amended on July 14, 2021 to, inter alia, extend the exercise date to November 13, 2025 and, with respect to the Conditional Warrant, amend certain vesting, exercise and related provisions;

WHEREAS, the Company consummated an initial public offering of its common stock on July 29, 2021 (the “IPO”), following which the Original Warrants (as amended) became exercisable for up to 3,672,484 shares of the Common Stock of the Company at a price per share of $6.80739984 under each Original Warrant;

WHEREAS, through a series of transactions on December 31, 2018 and July 30, 2021, PBM ADV Holdings, LLC distributed the Original Warrants to certain entities affiliated at one time or another with PBM ADV Holdings, LLC (collectively, the “PBM Affiliates”), including the Holders (the warrants held by such entities, including the Holders, the “Warrants”);

WHEREAS, the Company and the Holders now wish to amend certain provisions of the Warrants in consideration for the agreements made by the Holders hereunder;

WHEREAS, under Section 15 of each Warrant, each Warrant may be amended with the written consent of the Company and the respective Holder;

WHEREAS, the Company and each Holder hereby amend the Warrants in accordance with and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.
Definitions. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Warrants.

2.
Amendment to Termination Date. The Warrant is hereby amended as follows: , (i) the phrase “Void After November 13, 2025” on the face of each Warrant held by a Holder is hereby amended to read as follows: “Void After September 30, 2027” and (ii) the first sentence of Section 1 of each Warrant is hereby amended to read as follows:

“Subject to Section 7 hereof, the rights represented by this Warrant may be exercised in whole or in part at any time during the period from the Trigger Date through 5:00 p.m. (Eastern time) September 30, 2027 (the “Exercise Period”), by delivery of the following to the Company at its address listed on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

i.
an executed Notice of Exercise in the form attached hereto;
ii.
payment of the Exercise Price in cash, by wire transfer to an account of the Company, or by check payable to the order of the Company; and
iii.
this Warrant.”
3.
Release and Waiver. PBM and the Holders, on behalf of themselves and each of their subsidiaries, parent companies and affiliates, including the PBM Affiliates, on their own behalf and on behalf of their future, present and former officers, directors, members, managers, shareholders, agents, servants, employees, representatives, attorneys, consultants, insurers, parents, subsidiaries, affiliates, and limited partners, and their predecessors, successors and assigns (collectively, the “Releasors”), do hereby irrevocably release, absolve, and discharge the Company and all of its future, present and former officers, directors, members, managers, shareholders, agents, servants, employees, representatives, attorneys, consultants, insurers, parents, subsidiaries, affiliates, and limited partners, and their predecessors, successors and assigns (collectively, the “Releasees”), from any and all claims, allegations, actions, causes of action, suits, complaints, charges, demands, damages, fees, expenses, liabilities, debts, and/or obligations or losses of any nature whether based on contract, tort, equity or any other basis, whether presently known or unknown, accrued or not accrued, foreseen or unforeseen, matured or not matured, suspected or unsuspected, fixed or contingent, whether based on state, local, foreign, federal, statutory, regulatory or common law or any other law, code, rule or regulation, that the Releasors may have, from the beginning of time through the date of this Agreement, against the Releasees, in each case to the extent arising out of, related to, or based on the Purchase Agreement or the transactions contemplated in connection with the Purchase Agreement, any alleged breach of the Purchase Agreement or wrongful act in connection with the Purchase Agreement and the issuance of the shares of the Company’s Series B Preferred Stock and Original Warrants under the Purchase Agreement; provided, however, that nothing herein shall release the Parties from any claim or obligation under this Agreement.
4.
Lock-Up. Each Holder hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the date hereof, and ending on the six- month anniversary of the Effective Date, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, any securities convertible into or exercisable or exchangeable (directly or indirectly) for

Common Stock, or any shares of Common Stock received upon exercise of any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock in each case held by the Holder as of the date hereof or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 4 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 4 or that are necessary to give further effect thereto in requested by the Company and the managing underwriter of any equity financing transaction undertaken by the Company:

5.
Effect of Amendment. Except as otherwise provided herein, all of the provisions of the Warrants are hereby ratified and confirmed and all the terms, conditions and provisions thereof remain in full force and effect.
6.
Governing Law. It is understood and agreed that the construction and interpretation of this Amendment shall at all times and in all respects be governed by the laws of the State of Delaware, without regard to its rules of conflicts or choice of laws.
7.
Counterparts; Facsimile. This Amendment may be executed in one or more counterpart copies, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the

Effective Date.

COMPANY: CANDEL THERAPEUTICS, INC.

By: __________________

Name:

Title:

HOLDER: [HOLDER]

By: __________________

Name:

Title: